WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Krupp Realty
Fund III Financial Statements for the tweleve months ended December 31, 1998 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               DEC-31-1998
<CASH>                                         932,065
<SECURITIES>                                         0
<RECEIVABLES>                                   37,660<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               967,621
<PP&E>                                      32,281,688<F2>
<DEPRECIATION>                            (22,236,129)<F3>
<TOTAL-ASSETS>                              11,982,905
<CURRENT-LIABILITIES>                          800,819
<BONDS>                                     18,726,677<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   (7,544,591)<F5>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                11,982,905
<SALES>                                              0
<TOTAL-REVENUES>                             7,608,315<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             5,403,992<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                           1,667,840
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   536,483<F8>
<EPS-PRIMARY>                                        0<F8>
<EPS-DILUTED>                                        0<F8>
<F1>Includes all receivables grouped in "Prepaid Expenses and Other Assets"
on the Balance Sheet.
<F2> Inclues apartment complexes of $31,762,104 and deferred expenses of
$519,584.
<F3> Includes depreciaton of $21,977,268 and amortization of deferred expenses of $258,861.
<F4>Represents mortgage note payable
<F5> Represents total deficit of the General Partners ($329,394) and the Limited
Partners ($7,215,197).
<F6>Includes all revenue of the Partnership.
<F7> Includes operating expenses of $3,038,036, real estate taxes of $559,440 and depreciation and amortization of $1,086,516.
<F8> Net Income allocated $5,365 to General Partners and $531,118 to Limited
Partners.  Net Income of $20.39 per unit on 25,000 units outstanding.






